DRYDEN GOVERNMENT INCOME FUND, INC.
Three Gateway Center
100 Mulberry Street
Newark, New Jersey 07102



October 30, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Re:	Dryden Government Income Fund, Inc. (the Fund)
File No. 811-3712


Ladies and Gentlemen:

Please find enclosed the Annual Report on Form N-SAR for the Fund referenced above for the fiscal year period ended August 31, 2006. This Form N-SAR was filed electronically using the EDGAR System.


Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary






This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 30th day of October 2006.



DRYDEN GOVERNMENT INCOME FUND, INC.





By:  /s/ Jonathan D. Shain				Witness:  /s/ Floyd L. Hoelscher
Jonathan D. Shain					       Floyd L. Hoelscher
Assistant Secretary